Exhibit 99.1

                                CERTIFICATION (1)


Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), Robert Portman, Chief Executive Officer and President of PacificHealth Laboratories, Inc. (the "Company"), and Stephen P. Kuchen, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

     1. The Company's Annual Report on Form 10-QSB for the period ended September 30, 2002, and to which this Certification is attached as Exhibit 99.1 (the "Periodic Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

     2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.


DATE: November 12, 2002

      By: /s/ Robert Portman
        -----------------------------------------------
         Robert Portman, Chief Executive Officer
         (Principal Executive Officer)



DATE: November 12, 2002

       By: /s/ Stephen P. Kuchen
         ----------------------------------------------
         Stephen P. Kuchen, Chief Financial Officer
          (Principal Financial and Accounting Officer)

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(1) THIS CERTIFICATION ACCOMPANIES THIS REPORT PURSUANT TO SS. 906 OF THE SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED "FILED" BY THE COMPANY FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




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